SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934 (Amendment No. )

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [_]

 Check the appropriate box:

 [_] Preliminary Proxy Statement     [_] Confidential, for Use of the
                                         Commission Only
                                         (as permitted by Rule 14a- 6(e)(2))

 [X] Definitive Proxy Statement

 [_] Definitive Additional Materials

 [_] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                       DIAL-THRU INTERNATIONAL CORPORATION
                 (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

 [_] Fee paid previously with preliminary materials.

 [_] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                      [LOGO]

 April 2, 2001

 Dear Dial-Thru International Stockholder:

    I am pleased to invite you to Dial-Thru International's Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Monday, May 21, 2001 at 700 South Flower, Suite 2950, Los Angeles, California 90017.

    At the meeting, you and the other stockholders will be asked to (1) elect five directors to the Dial-Thru International Board; and (2) ratify the appointment of King Griffin & Adamson, P.C. as the Company's independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Dial-Thru International and its operations, including its audited financial statements, in the enclosed Annual Report.

    We hope you can join us on May 21st. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                                       Yours truly,

                                       /s/ Roger D. Bryant
                                       _____________________________________
                                       Roger D. Bryant
                                       Chairman and Chief Executive Officer

                       DIAL-THRU INTERNATIONAL CORPORATION
                          700 SOUTH FLOWER, SUITE 2950
                          LOS ANGELES, CALIFORNIA 90017

                                ----------------

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 21, 2001

                                ----------------

 To the Stockholders of Dial-Thru International Corporation:

    NOTICE IS HEREBY given that the 2001 Annual Meeting of Stockholders (the "Meeting") of Dial-Thru International Corporation (the "Company") will be held at 700 South Flower, Suite 2950, Los Angeles, California 90017 on Monday, May 21, 2001 at 10:00 a.m., for the following purposes:

      1. To elect 5 Directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

      2. To consider and act upon a proposal to ratify the selection of King, Griffin & Adamson P.C., to serve as independent auditors for its current fiscal year; and

      3. To transact such other business as may properly come before the Meeting or any adjournments thereof.


    The Board of Directors has fixed the close of business on March 30, 2001 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

    A list of stockholders of the Company entitled to notice of and to vote at the Meeting will be available for examination at the Meeting and during ordinary business hours at the principal offices of the Company at the address set forth above for ten days prior the Meeting.

    You are cordially invited to attend the Meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                         By Order of the Board of Directors,

                                         /s/ John Jenkins
                                        _____________________________________
                                              John Jenkins
                                              SECRETARY

 April 2, 2001

                      DIAL-THRU INTERNATIONAL CORPORATION
                         700 SOUTH FLOWER, SUITE 2950
                         LOS ANGELES, CALIFORNIA 90017

                                ----------------

                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 21, 2001

                                ----------------

                      SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement and the accompanying proxy are solicited on behalf of the Board of Directors of Dial-Thru International Corporation, formerly known as ARDIS Telecom & Technologies, Inc., successor by merger to Canmax Inc. (the "Company"). The proxies will be voted at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 21, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment(s) of the Annual Meeting. This Proxy Statement, the accompanying proxy and the Company's Annual Report on Form 10-K for the year ended October 31, 2000, are first being sent to stockholders of the Company on or about April 2, 2001.

    All properly completed proxies received prior  to the Annual Meeting  and
 not revoked will be voted in accordance with your instructions.   IF NO SUCH
 INSTRUCTIONS ARE MADE, THEN PROXIES WILL BE VOTED:

   * FOR THE ELECTION OF THE NOMINEES UNDER THE CAPTION "ELECTION OF DIRECTORS;" AND

   * FOR THE RATIFICATION OF THE COMPANY'S SELECTION OF KING GRIFFIN & ADAMSON P.C. TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS DURING THE CURRENT FISCAL YEAR.

    If any other matters come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

    The Company encourages the personal attendance of its stockholders at the Annual Meeting. The execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person.

    Proxies may be revoked if you:

   - Deliver a signed, written revocation letter, dated any time before the proxy is voted, to Mr. John Jenkins, Secretary, Dial-Thru International Corporation, at the Company's principal executive offices, 700 South Flower, Suite 2950, Los Angeles, California; or

   - Sign and deliver a proxy, dated later than any previously delivered proxy to the above address; or

   -  Attend the meeting and vote in person.

    Attending the Annual Meeting alone will not revoke your proxy. A revocation letter or a later-dated proxy will not be effective until received by the Company at or prior to the Annual Meeting.

    In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the Company may solicit the return of proxies by personal interview, mail, telephone, facsimile and/or through the Internet. These persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The Company will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares. The Company will reimburse such persons and the transfer agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company will bear the cost of the solicitation.

    The Company's Annual Report on Form 10-K covering the Company's fiscal year ended October 31, 2000 (the "Annual Report"), including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the materials for the solicitation of proxies.


                           VOTING SECURITIES AND QUORUM

    Only stockholders of record at the close of business on March 30, 2001 will be entitled to notice of and to vote at the Annual Meeting. On March 30, 2001 the Company had issued and outstanding 10,034,425 shares of its common stock, $.001 par value per share (the "Common Stock"), which is the only class of its capital stock outstanding. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

    Abstention and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of votes cast on proposals presented to the stockholders, while broker non-votes are not counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Assuming the presence of a quorum, the affirmative vote of the holders on the record date of a plurality of the shares of Common Stock outstanding, represented in person or by proxy at the Annual Meeting, is required to elect directors for the Company. Stockholders may not cumulate their votes in the election of directors. All matters other than the election of directors submitted for a vote at the Annual Meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or in the Company's Certificate of Incorporation or Bylaws. Stockholders who fail to return a proxy or attend the Annual Meeting will not count towards determining any required plurality, majority or quorum.

 ITEM 1.

                 ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

    Five directors are to be elected at the Meeting, to serve until the Company's next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Each of the nominees listed below currently serves as a director of the Company, and each of the nominees was elected to the Board of Directors at the Company's 2000 Annual Meeting of Stockholders. Unless authority to vote for one or more nominees is withheld, the enclosed proxy will be voted "FOR" the election of all of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

    The  following  table  sets  forth  certain  information  regarding   the
 executive officers  and directors  of the  Company who  are expected  to  be directors and executive officers of the Company.


  Name                   Age  Position with the Company
  ----                   ---  -------------------------
  Roger D. Bryant.......  58  Chairman, Chief Executive Officer and Director
  John Jenkins..........  39  President, Chief Operating Officer, Interim
                              Chief Financial Officer, Secretary and Director
  Lawrence Vierra.......  55  Executive Vice President and Director
  Robert M. Fidler......  62  Director
  Nick DeMare...........  46  Director

    ROGER D. BRYANT has served as the Chief Executive Officer and a director of the Company since November 15, 1994. Since December 15, 1999, Mr. Bryant has served as the Chairman of the Company. From November 15, 1994 until December 15, 1999, Mr. Bryant served as President of the Company. Prior to joining the Company, Mr. Bryant served as President of Network Data Corporation, a private corporation which specialized in developing software for the convenience store and retail petroleum industries, and as President of Wayne Division, USA, a division of Dresser Industries Inc., a manufacturer of fuel dispensing equipment. Mr. Bryant currently serves as a director of Field Point Petroleum Corporation. Mr. Bryant has extensive knowledge and experience in the software development, retail petroleum and convenience store industries. Mr. Bryant holds a degree in electrical engineering.

    JOHN JENKINS has served as a director and as the President of the Company since December 15, 1999. Mr. Jenkins has also served as the President of Dial- Thru.com, Inc. a subsidiary of the Company, since November 2, 1999. In May of 1997, Mr. Jenkins founded Dial-Thru International Corporation, a California corporation now known as DTI LIQ-CO, Inc., and served as its President and Chief Executive Officer until joining the Company on November 2, 1999. Prior to 1997, Mr. Jenkins served as the President and Chief Financial Officer for Golden Line Technology, a French telecommunications company. Prior to entering the telecommunications industry, Mr. Jenkins owned and operated several software, technology and real estate companies. Mr. Jenkins holds degrees in physics and business/economics.

    LAWRENCE VIERRA has served as an Executive Vice President and a Director of the Company since January 14, 2000. From 1995 through 1999, Mr. Vierra served as the Executive Vice President of RSL COM U.S.A., Inc., an international telecommunications company, where Mr. Vierra was primarily responsible for international sales. From 1987 through 1995, Mr. Vierra was a Vice President with GTE Corporation, a telecommunications company, with primary responsibilities for sales and marketing. Prior to 1987, Mr. Vierra held senior executive positions in international sales, marketing and business development with various companies such as ITC, Sprint Corporation and Charles Schwab. Mr. Vierra has also served on the board of directors and executive committees of various telecommunications companies. Mr. Vierra has extensive knowledge and experience in the international sales and marketing of telecommunications products and services. Mr. Vierra holds degrees in marketing and business administration.

    ROBERT M. FIDLER has served as a director of the Company since November 1994. Mr. Fidler joined Atlantic Richfield Company ("ARCO") in 1960, was a member of ARCO's executive management team from 1976 to 1994 and was ARCO's manager of New Marketing Programs from 1985 until his retirement in 1994. Mr. Fidler has extensive knowledge and experience in managing retail petroleum operations.

    NICK DEMARE has served as a director of the Company since January 1991. Since May, 1991, Mr. DeMare has been the President and Chief Financial Officer of Chase Management Ltd., where his overall responsibility includes providing a broad range of administrative, management and financial services to private and public companies with varied interests in mineral exploration and development, precious and base metals production, oil and gas, venture capital and computer software. Mr. DeMare has served and continues to serve on the boards of a number of Canadian public companies. Mr. DeMare also serves and on the board of directors of North Lily Mining Co., a mining company, and LEK International, Inc., an oil and gas company. Mr. DeMare is a Chartered Accountant (Canada).

 MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors held four meetings during the fiscal year ended October 31, 2000. The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee. There is no standing nominating committee. Each of the directors attended at least 75% of the meetings of the Board of Directors and any committee on which such director served.

 COMMITTEES OF THE BOARD OF DIRECTORS

    From November 1, 1999 to December 1, 1999, the Audit Committee consisted of Nick DeMare and W. Thomas Rinehart. Robert M. Fidler succeeded W. Thomas Rinehart as a member of the Audit Committee following Mr. Rinehart's resignation from the Board of Directors on December 1, 1999. Scott D. Cook also served as a member of the Audit Committee from March 21, 2000 until his resignation as a Director effective October 31, 2000.

    The Audit Committee makes recommendations to the Board of Directors or management concerning the engagement of the Company's independent public accountants and matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls. The Audit Committee also reports its recommendations to the Board of Directors as to the approval of the financial statements of the Company. The Audit Committee held four meetings during the fiscal year ended October 31, 2000.

  From November 1, 1999 to December 1, 1999, the Compensation Committee consisted of Robert M. Fidler and W. Thomas Rinehart. Nick DeMare succeeded
 W. Thomas Rinehart as a member of the Company's Compensation Committee following Mr. Rinehart's resignation from the Company's Board of Directors on December 1, 1999. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is also responsible for administration of the Company's stock option and executive incentive compensation plans. The Compensation Committee held one meeting during the fiscal year ended October 31, 2000.

 COMPENSATION OF DIRECTORS

    Each director who is not an officer of the Company receives a fee of $1,500 for each Board meeting attended. Directors are not compensated for attending committee meetings. Further, all directors participate in the Company's Stock Option Plan and are awarded non-qualified stock options for 5,000 shares of Common Stock annually for service on the Board of Directors. As of February 1, 2001 such shares have not yet been issued.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

    The following table sets forth certain information as of February 1, 2001, concerning those persons known to the Company, based on information obtained from such persons, the Company's records and schedules required to be filed with the Securities and Exchange Commission and delivered to the Company, with respect to the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to own beneficially 5% or more of such outstanding Common Stock, (ii) each current director of the Company and each nominee for election as a director, (iii) each Named Executive Officer and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned. Effect has been given to shares reserved for issuance under outstanding stock options and warrants where indicated.

                                                   Amount and
                                                   Nature of
                                                   Beneficial       Percent of
     Name and Address of Beneficial Owner          Ownership         Class(1)
     ------------------------------------          ----------       ----------
 Dodge Jones Foundation.........................    1,000,000           9.97%
 400 Pine Street, Suite 900
 Abilene, Texas 79601

 Joseph E. Canon................................    1,000,000(2)        9.97%
 Dodge Jones Foundation
 P.O. Box 176
 Abilene, Texas 79601

 DTI LIQ-CO, Inc................................    1,000,000(3)        9.97%
 700 South Flower, Suite 2950
 Los Angeles, CA 90017

 John Jenkins...................................    1,000,000(3)(4)     9.97%
 700 South Flower, Suite 2950
 Los Angeles, CA 90017

 Roger D. Bryant(5).............................      638,000(6)        6.36%

 Lawrence Vierra................................      200,000(7)        1.99%
 2353 Dolphin Court
 Henderson, NV 89014

 Nick DeMare....................................       51,880(8)          *
 Chase Management
 1090 West Georgia Street, Suite 1305
 Vancouver, BC V6E 3V7

 Robert M. Fidler...............................       29,000(9)          *
 987 Laguna Road
 Pasadena, California 91105

 Scott D. Cook..................................      237,000(10)       2.36%
 Founders Equity Group, Inc.
 987 Laguna Road
 Pasadena, California 91105

 Founders Equity Group, Inc. ...................      350,000(11)       3.49%
 2602 McKinney Ave., Suite 220
 Dallas, Texas 75204
 Founders Partners VI, LLC. ....................      400,000(12)       3.98%
 2602 McKinney Ave., Suite 220
 Dallas, Texas 75204

 All Executive Officers and Directors as a group
  (5 persons)...................................    1,913,880          19.07%
 --------
  * Less than 1.0%

  (1) Based upon 10,034,425 shares of Common Stock outstanding as of January 23, 2001.
  (2) Includes 1,000,000 shares held by Dodge Jones Foundation, of which Mr. Canon serves as the Executive Director. As such, Mr. Canon exercises voting power over all such shares.
  (3) Does not include an additional 1,000,000 shares that may be issued to DTI LIQ-CO, Inc. pursuant to the terms of the Asset Purchase Agreement dated November 2, 1999 between John Jenkins, DTI LIQ-CO, Inc. (formerly known as Dial-Thru International Corporation, a California corporation), Dial-Thru.com, Inc. (formerly known as Dial-Thru International Corporation, a Delaware corporation) and Dial-Thru International Corporation (formerly known as ARDIS Telecom & Technologies, Inc.) upon the achievement of specified earnings and revenue goals.
  (4) Includes 1,000,000 shares held by DTI LIQ-CO, Inc., a California corporation that is in the process or liquidating. Mr. Jenkins is the sole shareholder, director and executive officer of such entity and exercises voting and investment power over all of such shares.
  (5) The business address for the Company's executives is 700 South Flower, Suite 2950, Los Angeles, California 90017.
  (6) Includes 265,000 shares of Common Stock which may be acquired through the exercise of stock options which are exercisable within 60 days of January 23, 2001 ("Vested Options") and 250,000 shares subject to presently exercisable warrants.
  (7) Includes 200,000 shares subject to presently exercisable warrants.
  (8) Includes 41,600 Vested Options.
  (9) Includes 25,000 Vested Options.
 (10) Excludes shares beneficially owned by Founders Equity Group, Inc. and Founders Partners VI, LLC. Mr. Cook, as a controlling person of those entities, disclaims ownership of those shares.
 (11) Includes 300,000 shares subject to presently exercisable warrants. Founders Equity Group, Inc. disclaims shares owned by Mr. Cook, its CEO, and Founders Partners VI, LLC. Founders Equity Group, Inc. is the Manger of Founders Partners VI, LLC.
 (12) Founders Partners VI, LLC disclaims shares owned by Mr. Scott and Founders Equity Group, Inc.


 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Scott D. Cook is the Chairman and a co-founder of Founders Equity Group, Inc. Mr. Cook was elected as a director of the Company on March 21, 2000 and resigned from such office on October 31, 2000. On October 30, 1997, Founders Equity Group, Inc. advanced the Company $100,000. The advance was unsecured and had an interest rate of 12%. On November 6, 1997, the Company repaid principal and interest of $100,230, which fully satisfied its obligation with regard to such advance.

    On October 30, 1997, Founders advanced the Company $100,000. The advance was unsecured and had an interest rate of 12%. On November 6, 1997, the Company repaid principal and interest of $100,230, which fully satisfied its obligation with regard to such advance.

    On December 15, 1997, the Company executed a convertible loan agreement (the "Original Agreement") with Founders, which held beneficial ownership of in excess of 5% of the Company's securities at the time, providing for financing of up to $500,000 at an interest rate of 10% per annum. Advances under the Original Agreement were secured by a lien on all of the Company's assets. Indebtedness outstanding under the Original Agreement was convertible, at the option of Founders, into shares of Common Stock at a conversion price of $1.25 per share, subject to adjustment for certain events, and was redeemable at the option of the Company at 110% of par. The closing price for the Common Stock onDecember, 1997 was $1.25.

    On February 5, 1998, Founders and the Company entered into an agreement pursuant to which Founders agreed to provide financial advisory and consulting services to the Company. Founders was publicly known as a significant shareholder and financial supporter of the Company and was approached by agents representing parties interested in acquiring the Company's software division to determine whether the Company would be interested in pursuing such a transaction. The Company agreed to retain Founders to assist it in evaluating the proposed offer and in negotiating any agreements that might result therefrom. Under the terms of the agreement, the Company agreed to pay to Founders a fee equal to 3% of the value of the consideration received in any sale or merger of any division or subsidiary of the Company. Subsequently, the Company reestablished discussions with a party that had previously expressed an interest in acquiring the Company's software division, and Founders provided advice and counseling during the negotiation of the sale of the Company's software division. As a result of this agreement, Founders received $120,000 calculated based upon the initial $4.0 million received upon the sale of the Company's software division and waived its right to receive any additional fees on the contingent payments from that sale of up to $3.625 million. However, Founders did not deliver any formal advisory or fairness opinion to the Company. The fee for Founders services was determined by arms-length negotiation; however, the Company did not solicit other advisors to provide said services and therefor the Company did not determine whether the fees were comparable to that which would have been obtainable from disinterested third parties.

    On February 11, 1998, the Company and Founders executed a loan commitment letter (the "Loan Commitment") which provided for a multiple advance loan of up to $2 million upon terms similar to the Original Agreement; however, indebtedness outstanding under the Loan Commitment was convertible into shares of Common Stock at a conversion price equal to the average closing prices of the Common Stock over the five-day trading period immediately preceding the date of each advance. As consideration for the Loan Commitment, the Company paid a commitment fee of $10,000. On February 24, 1998, Founders advanced $150,000 under the Loan Commitment which was convertible into shares of Common Stock at a conversion price equal to $1.025.

    As of March 31, 1998, Founders (and certain of its affiliates) entered into the First Restated Loan Agreement (the "Loan Agreement") which consolidated all rights and obligations of the Company to Founders under the Original Agreement and the Loan Commitment. Amounts advanced under the Loan Agreement bear interest at the rate of 12% per annum, are secured by a lien on all of the Company's assets and are convertible into shares of Common Stock, at the option of Founders, at $.80 per share. The closing price of the Common Stock on March 30, 1998 was $0.75. On August 25, 1998, Founders agreed to release its lien on all of the Company's assets upon the consummation of the proposed sale of its software division. As consideration for the release, the Company agreed, upon the consummation of the proposed sale of its software business, to repay $1.0 million of the $1.5 million currently outstanding under the Loan Agreement, and to allow Founders to convert the remaining $500,000 plus all accrued but unpaid interest outstanding under the Loan Agreement into shares of Common Stock at a conversion price of $.50 per share. The closing price of Common Stock on August 24, 1998 was $.593. The Company used 1,000,000 from the sale of its software business to pay down the indebtedness to Founders.

     On December 11, 1998, the Company and Founders executed Amendment No. 1 to the Loan Agreement, pursuant to which the Company agreed to defer Founders' conversion of the remaining indebtedness outstanding under the Loan Agreement in exchange for (a) Founders' waiver of any registration obligation under the Registration Rights Agreement dated May 1, 1997 or under the Loan Agreement until February 1, 1999 or the Company's earlier delivery of a conversion notice, (b) the adjustment of the conversion price for the remaining convertible indebtedness outstanding under the Loan Agreement ($500,000) from $.50 per share to the greater of $.50 per share or 75% of the average closing price of the Common Stock over the ten trading days preceding the delivery of a conversion notice, and (c) Founders' agreement to convert the remaining outstanding principal amount under the Loan Agreement ($500,000) upon written notice from the Company at the adjusted conversion price described above. Further, the amendment to the Loan Agreement reduced the interest rate payable on the outstanding principal amount under the Loan Agreement from 12% to 9% per annum. The amendment also terminated any additional funding obligations of Founders under the Loan Agreement. On May 4, 1999, the Company repaid the balance of the amounts outstanding ($500,000) under the Loan Agreement with Founders and the Company's obligations under the Loan Agreement were terminated.

    The interest rate, conversion prices and exercise prices for the Company's various loan transactions with Founders were determined by arms-length negotiations; however, because of the Company's financial position and the timing of the Company's liquidity needs throughout these periods, as well as the unavailability of traditional bank financings during these periods, the Company did not seek alternative sources of financing. The
 Company believes that the terms of such financing were fair; however, the Company did not make any attempt to determine whether such terms were comparable to what would have been obtainable from disinterested, third parties.

      In connection with the acquisition of Dial-Thru International Corporation on November 2, 1999, the Company assumed a related party note payable to John Jenkins of approximately $400,000. The note bears interest at 6% per annum, is payable in quarterly installments of $50,000 plus interest beginning November 1, 1999, and matures on August 1, 2001. The outstanding balance at October 31, 2000 was $346,000.

      On December 12, 2000, subsequent to Mr. Cook's resignation as a Director, the Company engaged Founders to perform certain investment banking services for compensation consisting of (i) a nonrefundable retainer in the amount of $70,000, part of which may be payable in stock, (ii) a monthly payment of $9,000 commencing January 1, 2000 for twelve months, part of which may be payable in stock, (iii) warrants to purchase 300,000 shares of the Company's stock exercisable for five years at no greater than $3.50 per share, and (iv) a percentage of the value of a qualified merger, acquisition, or sale transaction in which Founders participates, on a sliding scale from 5% (up to $2 million transaction value) to 1% (transactions in excess of $8 million in value). The fee for Founders services was determined by arms-length negotiation; however, the Company did not solicit other advisors to provide said services and therefor the Company did not determine whether the fees were comparable to that which would have been obtainable from disinterested third parties.

 EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid by the Company and its subsidiaries during the years ended October 31, 2000, 1999, and 1998 for services in all capacities to each of the Company's chief executive officer and the executive officers (the "Named Executive Officers") of the Company whose total annual salary and bonus exceeded $100,000 during fiscal 2000.

                            SUMMARY COMPENSATION TABLE


                                                                   Securities
    Name and Principal                                Other Annual Underlying     All Other
         position         Year Salary($)   Bonus($)   Compensation Options(#)    Compensation
    ------------------    ---- ---------   --------   ------------ ----------    ------------
 Roger D. Bryant......... 2000  200,750       --         --            --          4,115(1)
      Chairman, CEO and   1999  200,000    82,066(2)     --        300,000(3)      5,860(4)
      Director            1998  185,000       --         --        250,000(5)      3,230(6)
 John A. Jenkins......... 2000  175,950       --         --            --          1,599(7)
      President, COO,     1999     --         --         --            --            --
      interim CFO,        1998     --         --         --            --            --
      Secretary & Director
 Debra L. Burgess(8)..... 2000  188,981       --         --            --          1,239(8)
                          1999  165,000    82,066(2)     --        137,800(9)      2,821(10)
                          1998  140,000       --         --        125,000(11)       415(6)
 Ivor J. Flannery(12).... 2000  104,986       --         --            --          1,562(13)
                          1999  129,583    36,033(2)     --         62,000(14)     1,823(15)
                          1998  110,000     3,100        --            --            --

 --------

  (1) Includes compensation associated with supplemental long-term disability insurance and matching 401(k) plan contributions by the Company.
  (2) Includes stock bonuses of 100,000 shares to each of Mr. Bryant and Ms. Burgess and 50,000 shares to Mr. Flannery, valued at $32,066, $32,066 and $16,033, respectively, based upon the closing price of the Common Stock on the date preceding the grant.
  (3) Includes stock options to purchase 290,000 shares of Common Stock that were repriced to $0.40 per share on December 11, 1998.
  (4) Includes $3,230 of compensation associated with supplemental long-term disability insurance and $2,630 of matching 401(k) plan contributions by the Company.
  (5) Includes 1997 Performance Warrants to purchase 250,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.
  (6) Reflects compensation associated with long-term disability insurance.
  (7) Includes compensation associated with supplemental long-term disability insurance and matching 401(k) plan contributions by the Company.
  (8) Ms. Burgess resigned as the Company's Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary on January 14, 2000. Includes compensation associated with supplemental long-term disability insurance and matching 401(k) plan contributions by the Company.
  (9) Includes stock options to purchase 122,800 shares of Common Stock that were repriced to $0.40 per share on December 11, 1998.
 (10) Includes $415 of compensation associated with long-term disability insurance and $2,406 of matching 401(k) plan contributions by the Company.
 (11) Includes 1997 Performance Warrants to purchase 125,000 shares of Common Stock that vested upon the Change of Control occurring on January 30, 1998 and were repriced from $2.25 per share to $0.53 per share on July 20, 1998. The 1997 Performance Warrants were not issued under the Company's stock option plan.
 (12) Mr. Flannery resigned as an officer of the Company in July 2000.
 (13) Includes compensation associated with supplemental long-term disability insurance and matching 401(k) plan contributions by the Company.
 (14) Includes stock options to purchase 49,000 shares of Common Stock that were repriced to $0.40 per share on December 11, 1998.
 (15) Reflects matching 401(k) plan contributions by the Company.
 (16) Reflects Warrants issued December 1999 exercisable at $1.44 a share, of which 200,000 are exercisable within 60 days of January 23, 2001.

 EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    Mr. Bryant serves as the chief executive officer of the Company and its subsidiaries, Canmax Retail Systems, Inc. ("CRSI," through which the software business was conducted) and RDST, Inc. ("RDST," through which the Company's prepaid telecommunications business is conducted), pursuant to a written employment agreement dated July 1, 1998. The employment agreement provides for certain benefits and protections upon a "Change of Control," which is defined to occur (i) at any time a person becomes a "beneficial owner" of in excess of thirty percent of the combined voting power of the outstanding securities of CRSI or the Company, (ii) if, at any time during the twenty-four month period following a merger, tender offer, consolidation, sale of assets or contested election, or any combination thereof, at least a majority of the Company's Board shall cease to consist of either (a) directors who served prior to such transaction or (b) directors whose nomination for election by the stockholders of the Company was approved by at least two-thirds of all directors then serving, or (iii) at any time the stockholders of the Company approve an agreement to sell or dispose of all or substantially all of the assets of CRSI or the Company. The employment agreement also permits the Company to terminate Mr. Bryant for "Cause", meaning a termination as a result of (a) acts of dishonesty constituting a felony or intended to result in substantial gain for personal enrichment at the expense of the Company or its subsidiaries, or (b) the willful and continued failure to substantially perform his duties and responsibilities following a demand for substantial performance by the Company. The employment agreement prohibits Mr. Bryant from engaging in any activities in competition with the Company or its subsidiaries during the employment term and prohibits the executive from soliciting any employees, customers or clients of the Company or its subsidiaries during the 2-year period following any voluntary termination by the executive or termination for Cause. Ms. Burgess served as an executive officer of the Company, CRSI and RDST pursuant to an employment agreement substantially the same as Mr. Bryant's until her resignation from the Company on January 14, 2000.

    The July 1, 1997 employment agreements with Mr. Bryant and Ms. Burgess provided for the issuance of warrants ("1997 Performance Warrants") to each executive as additional employment compensation. Each 1997 Performance Warrant expires 10 years from the date of issuance and, prior to the amendments to the 1997 Performance Warrants in July of 1998, were exercisable at a price of $2.25 per share, the closing price of the Common Stock on July 17, 1997, the date that the Compensation Committee approved the issuance of such warrants. The vesting of the 1997 Performance Warrants was conditioned on the Company's achievement of certain financial targets or upon the occurrence of a Change of Control. The 1997 Performance Warrants vested on January 30, 1998 as a result of the Company's issuance of shares of common stock and warrants as consideration for its acquisition of US Communication Services, Inc. ("USC"). Effective July 20, 1998, the
 Compensation Committee reduced the exercise price of the 1997 Performance Warrants from $2.25 per share to $0.53 per share, the closing price of the Common Stock on July 17, 1998, the trading date preceding the date that the Compensation Committee repriced the 1997 Performance Warrants. In addition, on such date the Compensation Committee also issued to Mr. Bryant and Ms. Burgess additional performance warrants (the "1998 Performance Warrants") having an exercise price of $0.53 per share and a 10 year expiration period, the vesting of which is dependent either upon the Company's recording of revenues in excess of $50 million in any period of twelve consecutive months with positive earnings during such twelve-month period or upon a Change of Control (other than a Change of Control arising from the sale of the software division). The 1998 Performance Warrant issued to Ms. Burgess expired unexercised on her resignation from the Company on January 14, 2000.

    Mr. Bryant's employment agreement expires June 30, 2001. Mr. Bryant is entitled to receive an annual base salary of $200,000 and to participate in any bonus programs established by the Company's Board. Pursuant to his employment agreement, Mr. Bryant has also been granted 1997 Performance Warrants to acquire 250,000 shares of Common Stock and 1998 Performance Warrants to acquire an additional 100,000 shares of Common Stock. Pursuant to the terms of his agreement, Mr. Bryant may elect to voluntarily terminate his employment within 90 days following a Change of Control and receive a lump sum payment equal to one year's base salary. Mr. Bryant's employment agreement also provides for the vesting of all outstanding options and warrants to acquire Common Stock held by Mr. Bryant upon a Change of Control (other than a Change of Control arising from the sale of the software division). If Mr. Bryant is terminated during his employment period without Cause, he will be entitled to continue to receive his base salary and benefits for a period of two years and an amount equal to any bonus paid during the preceding 12 months (payable in 24 monthly installments) in accordance with CRSI's standard payroll cycle; provided, however, that such amounts shall be payable in a lump sum following a Change of Control.

    Pursuant to the terms of her employment agreement, Ms. Burgess was entitled to receive an annual base salary of $165,000 and to participate in any bonus programs established by the Company's Board. Pursuant to her employment agreement, Ms. Burgess was also granted 1997 Performance Warrants to acquire 125,000 shares of Common Stock and 1998 Performance Warrants to acquire 200,000 shares of Common Stock. Ms. Burgess' 1998 Performance Warrants expired unexercised upon her resignation from the Company on January 14, 2000. Pursuant to the terms of her agreement, Ms. Burgess was entitled to similar Change of Control protections and benefits as provided in Mr. Bryant's employment agreement. Ms. Burgess' employment agreement also provided that she would be entitled to continue to receive her base salary and benefits for a period of one year, plus an amount equal to 50% of any bonus paid during preceding 12 months following any termination without Cause. Ms. Burgess' employment agreement was terminated upon her resignation from the Company on January 14, 2000. Pursuant to the terms of the severance arrangement between Ms. Burgess and the Company, Ms. Burgess received her base salary (of $165,000 annually) in accordance with the Company's regular payroll cycle for 12 months (through January 2001), and continued to receive health benefits during such period.

    The Company and RDST were both parties to a written employment agreement with Ivor J. Flannery, formerly Vice President of Technology of RDST. Mr. Flannery resigned in July 2000. The employment agreement for Mr. Flannery provided for an annualized base salary of $110,000.

    On November 2, 1999, the Company acquired the assets and business operations of DTI LIQ-CO, Inc., a California corporation formerly known as Dial-Thru International Corporation. In connection with the acquisition, the Company and John Jenkins, the sole shareholder of the seller in the transaction, entered into an employment agreement with a two-year term and an annual base salary of $175,000. Mr. Jenkins is entitled to participate in any benefit programs established for the Company's executive officers. Mr. Jenkins is also guaranteed to receive a $10,000 bonus if the business acquired by the Company from Mr. Jenkins achieves average monthly revenues in excess of $1.9 million and average earnings (before interest, taxes, depreciation and amortization) of in excess of $235,000 during any period of three consecutive months ending on or before October 31, 2001, and is entitled to receive an additional $20,000 if the acquired business produces average monthly revenues in excess of $3.8 million and average monthly earnings (before interest, taxes, depreciation and amortization) in excess of $475,000 during any period of three consecutive months ending on or before October 31, 2001. Pursuant to the terms of his agreement, Mr. Jenkins is entitled to terminate his employment voluntarily within 90 days following a Change of Control and receive one year's annualized base salary in effect at the time of termination as a lump sum payment. Further, if Mr. Jenkins is involuntarily terminated other than for Cause in contemplation of or within two years following a Change of Control, the Company is obligated to pay to Mr. Jenkins a lump sum severance payment equal to his annualized base salary in effect at the time of the involuntary termination plus 50% of any bonuses paid during the preceding 12-month period. Mr. Jenkins' employment agreement also provides for the vesting of all outstanding options and warrants to acquire Common Stock held by Mr. Jenkins upon a Change of Control. If Mr. Jenkins is terminated during his employment period without Cause, he will be entitled to continue to receive his base salary and benefits for a period of one year and 50% of any bonuses paid during the preceding 12 months in accordance with the Company's standard payroll cycle.

 STOCK OPTIONS

    The Board of Directors introduced a stock option plan (the "Stock Option Plan"), pursuant to a resolution dated March 29, 1990, in the form approved by the Company's stockholders at an annual general meeting held March 20, 1990. The Stock Option Plan authorizes the Directors to grant options to purchase common shares of the Company provided that, when exercised, such options will not exceed 2.3 million shares of Common Stock and no options will be granted to any individual director or employee which will, when exercised, exceed 5% of the issued and outstanding shares of Common Stock. The term of any option granted under the Stock Option Plan is fixed by the Board of Directors at the time the options are granted, provided that the exercise period may not be longer than 10 years from the date of granting. The exercise price of any options granted under the Stock Option Plan is the fair market value at the date of grant. On February 26, 1998, the Board of Directors increased the number of shares issuable under the Stock Option Plan from 1.2 million shares to 2.3 million shares so that stock options previously granted by the Board in excess of those permitted by the Stock Option Plan could be covered by the plan. On August 25, 1998, the Board of Directors approved an amendment to the Stock Option Plan to extend the exercise period of any option holder that becomes an employee of a party continuing or surviving any merger or acquiring any material portion of the assets of the Company to two years from the date of such an event. Prior to these amendments, a former employee would have had a thirty-day period following their termination of employment without cause in which to exercise a stock option. On January 14, 2000, the Board of Directors approved an amendment to the Stock Option Plan to allow option holders to use stock or other consideration acceptable to the Board of Directors to exercise stock options, and to allow the Board the flexibility to amend the terms of the plan and stock option grants. These amendments also clarified the obligations of option holders desiring to exercise their stock options to provide the Company with sufficient amounts to pay withholding and other taxes due upon the exercise of a stock option. As of January 23, 2001, 1,685,590 shares of Common Stock had been issued under the Stock Option Plan, 464,100 shares remain subject to outstanding options under the Stock Option Plan, and 150,310 shares were available under the Stock Option Plan.

    On February 24, 2000, the Board of Directors adopted the 2000 Omnibus Securities Plan (the "2000 Securities Plan"). The 2000 Securities Plan authorizes the Company to issue up to one million shares of common stock under the 2000 Securities Plan, either as bonus or restricted stock or upon the exercise of stock options granted under the 2000 Securities Plan. As of January 23, 2001, no shares or options had been issued or granted under the 2000 Securities Plan.

 OPTION GRANTS IN LAST FISCAL YEAR

    No stock options pursuant to the Company's stock option plans were granted to the Named Executive Officers during fiscal year ended October 31, 2000.

   The following table sets forth information with respect to the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end by each of the Named Executive Officers.


  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                      VALUES


                                                        Number of Securities      Value of Unexercised
                                                       Underlying Unexercised   in-the-Money Options at
                                                        Options at FY-END(#)           FY-END(1)
                          Shares Acquired    Value    ------------------------- ------------------------
           Name           on Exercise(#)  Realized($) Exercisable Unexercisable Exercisable Unexercisable
           ----           --------------- ----------- ----------- ------------- ---------- -------------
 Roger D. Bryant(2)......       4,000         42,630    515,000       100,000    $788,568     $153,120
 Debra L. Burgess(3).....     262,800      1,749,717       --           --           --           --
 Ivor J. Flannery........       7,500          9,571       --           --           --           --
 --------

 (1) Calculated by determining the difference between the fair market value of the Common Stock underlying the Options on October 31, 2000 ($1.5312 per share) and the exercise price of such options.
 (2) Includes vested 1997 Performance Warrants to purchase 250,000 shares of Common Stock and 265,000 shares issuable under the Company's stock option plan.
 (3) Included vested 1997 Performance Warrants to purchase 125,000 shares of Common Stock and 137,800 shares issuable under the Company's stock option plan.


                            AUDIT COMMITTEE REPORT

 The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as APPENDIX A. Each of the Audit Committee members satisfies the definition of independent director as established in the NASDAQ Stock Exchange Listing Standards.

 Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

 The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board, which included the auditors' non-audit related tax work.

 The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls and the overall quality of the Company's financial reporting. The committee held four meetings during the fiscal 2000.

 In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2000 for filing with the Securities and Exchange Commission. The committee and the board have also recommended the selection of the Company's independent auditors.

 AUDIT COMMITTEE:

 Nick DeMare (Chairman)
 Robert M. Fidler

 In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the foregoing information, which is required by paragraphs (a) and
 (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.

 AUDIT FEES

 For the year ended October 31, 2000, King, Griffin & Adamson P.C., the Company's independent public accountants, billed the Company an aggregate of $86,164 for professional services rendered for the audit of the Company's financial statements for such period and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during such period.

 FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.

 There were no financial information systems design and implementation services rendered for the year ended October 31, 2000.

 ALL OTHER FEES

 There were no other services rendered for the Company by King, Griffin & Adamson P.C. for the year ended October 31, 2000.

 The Audit Committee has determined that the provision of the services covered in the preceding paragraphs of this section is compatible with maintaining the independence of King, Griffin & Adamson P.C.

 COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on the review of the copies of such reports filed during the fiscal year ended October 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that the Form 3 Initial Statement of Beneficial Ownership of Securities for John Jenkins and Dial-Thru International Corporation required to be filed on or about November 12, 1999 was filed on January 20, 2000, and the Form 5 Annual Statement of Beneficial Ownership of Securities Report to have been filed by Larry Vierra on or about December 15, 2000 was not filed.

 ITEM 2.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has approved King, Griffin & Adamson P.C. to serve as independent auditors of the Company for the fiscal year ending October 31, 2001, and recommends ratification by the stockholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock of the Company entitled to vote on this matter and represented in person or by proxy at the Meeting. Abstentions on this proposal will have the same legal effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of King, Griffin & Adamson P.C. as the Company's independent auditors without the approval of the stockholders of the Company if the Board of Directors deems such termination necessary or appropriate.


                              STOCKHOLDER PROPOSALS

    Any stockholder who wishes to submit a proposal for inclusion in the Company's proxy materials and for presentation at the Company's 2002 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than December 28, 2001.

                           ADVANCE NOTICE REQUIREMENTS

    The Company's bylaws require that stockholder proposals and director nominations by stockholders be made in compliance with certain advance notice requirements set forth in the Company's bylaws. For business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver a written notice to the Secretary of the Company no later than 90 days prior to the date of the scheduled meeting; however, if less than 100 days' notice or prior public disclosure of the date of the scheduled meeting is given, notice by the stockholder must be given no later than the close of business on the tenth day following the Company's public disclosure or mailing of a notice setting forth the date of the annual meeting. A stockholder's notice to the Secretary with regard to an annual meeting shall set forth, as to each matter that the stockholder proposes to bring before the meeting,

   * a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting,

   * the name and address, as they appear on the Company's books, of the stockholders supporting the proposal,

   * the class and number of shares of the Company that are beneficially owned by the supporting stockholders on the date of the presenting stockholder's notice, and

   * any material interest of the presenting or supporting stockholders in such business.

    Any stockholder desiring to nominate a person to serve as a director of the Company must provide written notice of the stockholder's intent to make such nomination to the Secretary of the Company no less than 90 days prior to the scheduled meeting; provided that if less than 100 days' notice or a public disclosure of the date of the scheduled meeting is given, notice by the stockholder must be given no later than the close of business on the tenth day following the Company's public disclosure or the mailing of a notice setting forth the date of the annual meeting. Any notice regarding a stockholder's proposal to nominate a director for election at an annual meeting must set forth

   * the name, age, business address and residence address of the person or persons intended to be nominated,

   * a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

   * a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder,

   * such other information regarding each nominee proposed by the stockholder that would have been required if it had been included in a proxy statement filed in accordance with the rules of the Securities and Exchange Commission, and

   * the consent of each nominee to serve as director of the Company if so elected.

    The Chairman of the meeting may refuse to bring any business before the meeting that is not properly brought before the meeting in accordance with the Company's bylaws. Copies of the Company's bylaws are available upon written request to the Secretary of the Company. The advance notice requirements for the Company's annual meetings do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy materials for a meeting of stockholders.

                                  OTHER MATTERS

    The Board of Directors is not aware of any other matters that are to be presented for action at the Meeting. However, if any other matters properly come before the Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                       By Order of the Board of Directors

                                       /s/ John Jenkins
                                       _____________________________________
                                       John Jenkins
                                       Secretary

 April 2, 2001

                       DIAL-THRU INTERNATIONAL CORPORATION
                          ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 21, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Roger D. Bryant and John Jenkins, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of Dial-Thru International Corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 21, 2001 and at any adjournments thereof.

 1. Election of          FOR All                WITHHOLD
    Directors            nominees               AUTHORITY to
                         named below            vote for all
                         (except as             nominees
                         marked to the          named below
                         contrary)

Roger D. Bryant, John Jenkins, Nick DeMare, Robert M. Fidler, Lawrence Vierra

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

            --------------------------------------------

 2. To ratify the selection of King, Griffin & Adamson P.C. to serve as independent public accountants for the Company for the 2001 fiscal year.

                  FOR               AGAINST           ABSTAIN

    In their discretion, to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                   (Continued and to be signed on Reverse Side)

                           (Continued from Other Side)

    THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" EACH OF THE PROPOSALS SET FORTH HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

    [INSERT MAILING                     Dated: __________________
        LABEL]

                                        _________________________
                                        Signature of Shareholder

                                        _________________________
                                        Signature (if jointly owned)
                                        Please sign exactly as
                                        the name appears on the
                                        certificate or certificates
                                        representing shares to
                                        be voted by this proxy.
                                        When signing as
                                        executor, administrator,
                                        attorney, trustee or
                                        guardian, please give
                                        full title as such. If a
                                        corporation, please sign
                                        in full corporate name
                                        by president or other
                                        authorized person. If a
                                        partnership, please sign
                                        in partnership name by
                                        authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    APPENDIX A

                         DIAL-THRU INTERNATIONAL CORPORATION
                               AUDIT COMMITTEE CHARTER

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

      The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Security Dealers, Inc. and The Nasdaq Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      The Audit Committee shall make regular reports to the Board.

      The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      3. Review any analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

      7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      8.   Approve the fees to be paid to the independent auditor.

      9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

      10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      11. Review the appointment and replacement of the senior internal auditing executive.

      12. Review the significant reports to management prepared by the internal auditing department and management's responses.

      13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

      14. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

      16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

           (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

           (b) Any changes required in the planned scope of the internal audit.

           (c) The internal audit department responsibilities, budget and staffing.

      18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

      20. Review with the Company's General Counsel (or in the absence of a General Counsel, the Company's outside legal counsel) legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

      21. Meet at least annually with the chief financial officer, the senior internal auditing executive (if different than the Chief Financial Officers) and the independent auditor in separate executive sessions.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor.